THIS ASSET PURCHASE AGREEMENT made on the 31st day of March, 2006,

B E T W E E N:

CORUMEL MINERALS CORP., a company incorporated under the laws of Nevada and with an executive office at 575 Madison Avenue, 10th Floor, New York, New York, 10022-2511

(the “Company”)

A N D:

RCA RESOURCES CORPORATION, a company incorporated under the laws of Nevada with an executive office at c/o BP 1349, Rue de la Republique, Bangui, Central Africa Republic

(the “Vendor”)

WHEREAS:

A. The Vendor is a mineral exploration company and is the beneficial owner, through its wholly-owned subsidiary, of mineral exploration rights to certain mineral properties located in the Central Africa Republic.

B. The Vendor wishes to sell, and the Company wishes to purchase, the Assets from the Vendor.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein, $10.00 and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are acknowledged, the parties hereto agree with each other as follows:

Interpretation

1.  The definitions in the recitals are part of this agreement.

2.  In this agreement:

a.
“Assets” mean all the assets pertaining to the Vendor’s mineral exploration business, including, among others, the assets listed in Schedule “A” attached to this agreement, and all other documents and information related to these assets.

b.	“Effective Date” means March 31, 2006.

c.	“Shares” means the 80 million common shares in the capital of the Company to be issued to the Vendor.

Terms and Conditions of the Asset Purchase

Acquisition of Assets

3.  The Vendor will transfer all of his right, title and interest in the Assets to the Company at closing so that the Company becomes the sole beneficial and legal owner of the Assets as of the Effective Date.

Purchase Price

4.  The Purchase Price for the Assets is US$ 64,000,000 in the lawful currency of the United States.

Payment of Purchase Price

5.  As consideration for the purchase and sale of the Assets and as payment of the purchase price, the Company will issue and deliver the Shares to the Vendor.

Page - 1

Assignment in Trust

6.  It is acknowledged that as of the Effective Date the Vendor will have transferred, assigned and set over to the Company all of the right, title, benefit and interest of the Vendor in the Assets, and that, with respect to those Assets of which the transfer of legal ownership has not yet been affected, the Vendor will hold such Asset or Assets in trust for the Company and the benefits derived thereunder will be for the account of the Company.

Closing

7.  At closing, the Vendor will deliver all the documents and information relating to the Assets, including any documents required for the transfer of any Assets.

8.  At closing, the Company will deliver the following:

a.	a copy of all corporate documents required for the acquisition of the Assets, including the director’s resolutions approving the payment of the purchase price for the Assets; and

b.	the share certificate representing the Shares.

Representations and Warranties

The Company

9.   The Company represents and warrants as follows to the Vendor, and the Company acknowledges and confirms that the Vendor is relying upon such representations and warranties in connection with the purchase by the Company of the Shares:

a.	It is a company formed and in good standing under the laws of Nevada.

b.	It has the legal capacity and authority to make and perform this agreement.

c.	The signing of this agreement and the performance of its terms have been duly authorized by all necessary corporate actions including the resolution of the board of directors of the Company.

d.	Any shares issued pursuant to the terms of this agreement will be subject to the trading restrictions set out in Section 15.a.

10.  The representations and warranties contained in Section 9 are provided for the exclusive benefit of the Vendor, and a breach of any one or more thereof may be waived by the Vendor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in Section 9 will survive the signing of this agreement.

The Vendor

11.  The Vendor represents and warrants as follows to the Company and acknowledges and confirms that the Company is relying on such representations and warranties in connection with its purchase of the Assets:

a.	The Vendor is a company formed and in good standing under the laws of Nevada.

b.	The Vendor has the legal capacity and authority to make and perform this agreement.

c.	The Vendor has the authority to transfer the Assets as described in this agreement.

d.
The Vendor is and will be, at the time of transfer of the Assets to the Company, the recorded holder and beneficial owner of the Assets, free and clear of all liens, encumbrances, assignments, mortgages, actions, and charges of any kind held by any person or persons, corporations, or government bodies against the Assets, and no taxes or payments are due in respect of any thereof.

Page - 2

e.
No person other than the Company has any proprietary right, present or future, contingent or absolute, to purchase any or all of the Assets and there are no outstanding agreements or options to acquire or purchase the Assets or any portion thereof, and no person has any royalty or other interest whatsoever in the development and use of the Assets.

f.	There is no adverse claim or challenge against or to the ownership of or title to the Assets, nor, to the knowledge of the Vendor, is there any basis therefor.

g.	The Vendor is not in default with respect to any judgement, order, notice, writ, injunction, decision, ruling, decree or award of any government body, and there are no:

i.
actions, suits, claims, trials, demands, investigations, arbitrations, enquiries or other proceedings commenced or pending, or to the knowledge of the Vendor, threatened against, with respect to, or affecting in any manner, the Vendor or its Assets, and the Vendor has no reasonable grounds to believe that there is any basis for such action, proceeding, or enquiry, which might now or hereafter constitute an encumbrance upon any of the Assets; and

ii.	outstanding judgements, orders, decrees, writs, injunctions, decisions, rulings, or awards against, with respect to, or in any manner affecting the Vendor or the Assets.

h.	Neither the execution nor the delivery of this agreement nor the completion of the transactions contemplated by this agreement will:

i.	result in the creation of an encumbrance on the Assets; or

ii.
result in any fees, duties, taxes, assessments, or other amounts relating to the Assets becoming due or payable other than social services tax payable in respect of the transfer of the Assets or any other payments to be made under this agreement.

i.	Neither the Vendor nor the Assets are a party to or bound by any material contract except for the material contracts listed in Schedule “A”.

j.
The Vendor has made or caused to made due inquiry with respect to each covenant, agreement, obligation, representation and warranty contained in this agreement, the Schedule and any certificates or other documents referred to in this agreement or furnished to the Company pursuant to this agreement, and none of the aforesaid covenants, agreements, obligations, representations, warranties, Schedule, certificates or documents contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

12.  The representations and warranties contained in Section 11 are provided for the exclusive benefit of the Company, and a breach of any one or more thereof may be waived by the Company in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in Section 11 will survive the signing of this agreement.

Covenants and Acknowledgements

13.  The Vendor covenants with the Company that:

a.
The Vendor will take or cause to be taken all proper steps, actions, and corporate proceedings by the Vendor to enable the Vendor to transfer to the Company good and marketable title in the Assets, free and clear of all encumbrances.

b.	The Vendor will relinquish possession of the Assets to the Company on Closing.

c.	The Vendor will sign and deliver all such documents and other instruments as are required to be signed and delivered by the Vendor pursuant to this agreement.

14.  The Company covenants with the Vendor that:

a.
The Company will take or cause to be taken all proper steps, actions, and corporate proceedings to enable it to fulfill its obligations under this agreement, including the issuance of the Shares to the Vendor.

Page - 3

b.	The Company will sign and deliver all such documents and other instruments as are required to be signed and delivered by the Company pursuant to this agreement.

15.  The Vendor acknowledges and understands that:

a.
that each certificate evidencing the Shares issued to the Vendor and any other securities issued on any stock split, stock dividend, recapitalization, merger, consolidation, or similar event will be restricted from transfer in accordance with all applicable laws and with the Articles of the Company and may be imprinted with the required legends;

b.
restrictions on the transfer, sale or other subsequent disposition of such Shares by the Vendor may be imposed by securities laws in addition to any restrictions imposed pursuant to Section 15.a. above;

c.
the Vendor has been advised by the Company that he should consult his own legal adviser before disposing of all or any part of any Shares that may be issued to the Vendor pursuant to this agreement to avoid breach of relevant securities laws, regulations and policies;

d.
the Vendor has been given an adequate opportunity to ask questions of, and receive answers from, the officers of the Company concerning the issuance of the Shares and to obtain such additional information as the Vendor deems necessary in order to evaluate the Shares as an investment in the Company and the Company has provided all information requested by the Vendor;

e.	neither the Company nor any director of the Company has made any representation about the present or future value of the Shares; and

f.
the Vendor has been advised that the business of the Company is in a start-up phase and acknowledges that there is no assurance that the Company will raise sufficient funds to adequately capitalize the business or that the business will be profitable in the future.

16.  The parties acknowledge that they have each entered into this agreement relying on the representations, warranties, covenants and agreements of the other party and other terms and conditions of this agreement and that no information which is now known, which may become known, or which could upon investigation have become known to the other parties or any of their present or future officers, directors or professional advisors will in any way limit or extinguish any rights any of them may have against the other.

Indemnification

Indemnification by the Vendor

17.  The Vendor will indemnify the Company from any and all debts or liabilities arising out of or from the Assets prior to the Effective Date.

18.  The Vendor covenants and agrees to indemnify and save harmless the Company of and from any loss whatsoever arising out of, under or pursuant to:

a.	any loss suffered by the Company as a result of any breach of any representation, warranty or covenant of the Vendor contained in this Agreement;

b.	all claims, demands, costs and expenses (including legal fees, disbursements and charges on a solicitor and his own client basis) in respect of the foregoing.

Indemnification by the Company

19.  The Company covenants and agrees to indemnify and save harmless the Vendor of and from any loss whatsoever arising out of, under or pursuant to:

a.	any loss suffered by the Vendor as a result of any breach of any representation, warranty or covenant of the Company contained in this agreement; and

Page - 4

b.	all claims, demands, costs and expenses (including legal fees, disbursements and charges on a solicitor and his own client basis) in respect of the foregoing.

General

20.  Time is of the essence of this agreement.

21.  This agreement is governed by the laws of Nevada and must be litigated in the courts of Nevada.

22.  Any notice that must be given or delivered under this agreement must be in writing and delivered by hand to the address or transmitted by fax to the fax number provided by the party and is deemed to have been received when it is delivered by hand or transmitted by fax unless the delivery or transmission is made after 4:00 p.m. or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day. Any payments of money must be delivered by hand or wired as instructed in writing by the receiving party. Any delivery other than a written notice or money must be made by hand at the receiving party’s address.

23.  This agreement constitutes the entire agreement between the parties and supersedes all previous communications, representations and agreements, whether oral or written, between the parties with respect to the subject matter of this agreement.

24.  The Vendor may not assign this agreement or any part of it to another party.

25.  Any amendment of this agreement must be in writing and signed by the parties.

26.  This agreement enures to the benefit of and binds the parties and their respective successors, heirs and permitted assignees.

27.  No failure or delay of any party in exercising any right under this agreement operates as a waiver of the right. That party’s rights under this agreement are cumulative and do not preclude that party from relying on or enforcing any legal or equitable right or remedy.

28.  If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction then such provision will be severed in that jurisdiction. The remaining provisions of this agreement will continue to be valid, legal and enforceable. The severed provision will also continue to be valid, legal and enforceable in all other jurisdictions where the validity, legality and enforceability of such severed provisions is not affected or impaired.

29.  The representations, warranties, indemnities, covenants and agreements made by the parties each to the other in or pursuant to this agreement will survive the Closing of the transaction and will accrue for the benefit of the respective parties notwithstanding such Closing, and regardless of any investigation by or on behalf of the respective parties with respect thereto, will continue in full force and effect for the benefit of the respective parties.

30.  This agreement may be signed in counterparts and delivered to the parties by fax, and the counterparts together are deemed to be one original document.

The parties’ signatures below are evidence of their agreement as of the Effective Date.

Corumel Minerals Corp. Per: /s/ Chris Roth Authorized Signatory	RCA Resources Corporation Per: /s/ Didier Llinas Authorized Signatory

--
Page - 5

Schedule “A”

Schedule “A” to the asset purchase agreement dated March 31, 2006 between Corumel Minerals Corp. and RCA Resources Corporation

(Number of pages: 2)

List of Assets

▪	100% interest in Lobaye Gold SARL, a limited liability company registered under the laws of the Central African Republic.

▪	Three general exploration licenses for gold and diamond prospecting for a validity period of three years for the regions of Guingala, Amada-Gaza and Abba all in southwestern Central African Republic.

▪	Assignment of $1,265,388 in loans made by RCA Resources Corporation to Lobaye Gold SARL.

▪	Material contracts.

1.	Lease Agreement for industrial mining equipment dated December 15, 2006, between RCA Resources Corporation and Lobaye Gold SARL.

▪	Mining Equipment
Number
Excavator Kumatsu 26 Ton with spare-parts 2002 PC 240LC-7 High Cabin, multiarm, 2 cubic metre basket/4.5 ton	1
Wheel-Loader Komatsu with spare-parts 1999 WA740-3 big basket	1
Mercedes-Benz Kipper Trucks 35Ton (6 x 6)	2
Excavator Kumatsu 35 Ton 1997 PC 340, High-pressure cabin, multiarm, 2.8 m3/5 ton	1
Wheel-Loader Komatsu 1997 WA740-3 small basket	1
Mercedes-Benz Kipper Trucks 26Ton (6 x 6)	2
Landrover Range Rover 4x4	1
Toyota Landcruiser 4x4	1
Petrol-Truck 10,000 litres	1
Renault R5	1
Bed-Loader with Truckengine	1
Backup Generator 165 KwH	1
Toolbox Komathsu	1
Box for toolbox	1
Tools (Laboratory)	1
Toolbox (general purpose)	1
Material Gold/Platinum/Palladium Foundry	1
Smelting/purification/bullionforms	1
Diamond/Geol. Soft- and Hardware	1
HP Pavillion Notebook with geol Software	1
SAT-BGAN Modem	1
12 pumps, 12 vibrating engines	12
Container (40 foot)	1
Waste-Disposal Truck with Container	1
20 litre Containers (Bidons)	80
Water-pumps with engine	14
Diesel Electicity Generator	1

Page - 6

Compressor (high-pressure air)	1
Tool-Bank	1
Roof-Air-Conditioning Unit	1
Scale (60 kg)	1
Truck-Spare Tires	8
Mech. Spare Parts (trucks, engines etc.)	1
Conveyer-Belt 25 metres long	1
Fan-Belts - (1 cubic metre)	1
Electrical Engines (for pumps, wash-plant etc.)	14
Car-/Truck jack Platform (Garage) - 3 ton	1

Page - 7